Exhibit 99.1

GameStop Reports Second Quarter 2013 Results

Diluted EPS beats high end of guidance by $0.02

Gross margin rate increases 130 basis points

GRAPEVINE, Texas--(BUSINESS WIRE)--August 22, 2013--GameStop Corp. (NYSE: GME), the world’s largest multichannel video game retailer, today reported sales and earnings for the second quarter ended Aug. 3, 2013.

Second Quarter Results

Total global sales for the second quarter of 2013 were $1.38 billion compared to $1.55 billion in the prior year quarter, a decrease of 10.7%. Consolidated comparable store sales also decreased 10.7%, slightly better than the guidance provided on May 23.

During the quarter, mobile sales expanded 121.4% to $55.1 million and digital receipts grew 17.9% to $158.0 million. Sales of new software decreased 9.3%, outperforming the overall market and leading to 290 basis points of market share gain during the quarter. New hardware sales declined 19.4% and pre-owned sales decreased 6.0% as consumers continue to wait for the launch of the new consoles later this year.

GameStop’s net earnings for the second quarter were $10.5 million compared to net earnings of $21.0 million in the prior year quarter. Diluted earnings per share were $0.09, exceeding the high end of the company’s guidance by $0.02. Expense control and gross margin improvement were the primary drivers of the better-than-expected results.

“Through two quarters, the year has played out as expected,” stated Paul Raines, chief executive officer. “During this console transition period, our financial results have been supported by the continued growth of our emerging businesses. This strength helped drive a 130 basis point improvement in gross margin rate for the second quarter.”

Raines continued, “Of course, excitement continues to build for the upcoming new games and the launch of the PS4 and Xbox One. As the global gaming leader, GameStop is uniquely positioned to capitalize on the new, innovative products coming to market.”

Capital Allocation Update

During the second quarter of 2013, GameStop repurchased approximately 2.39 million shares at an average price of $37.21, or $88.9 million worth of stock. There is now approximately $311 million remaining on the existing repurchase authorization.

GameStop’s board of directors also declared a quarterly cash dividend of $0.275 per common share payable on Sept. 19, 2013 to shareholders of record at the close of business on Sept. 3, 2013.

Earnings Guidance

For the third quarter of fiscal 2013, GameStop expects comparable store sales to range from +11.0% to +15.0%. Diluted earnings per share are expected to range from $0.50 to $0.55.

Based on the strong second quarter results as well as positive trends in new console pre-orders and higher-than-expected launch quantity allocation, the company is increasing the lower and upper end of its previously announced full year diluted earnings per share guidance range of $2.90 to $3.15 to $3.00 to $3.20. Full year comparable store sales are expected to range from -3.5% to +1.5%.

Note: Current guidance only includes the effect of the shares repurchased thus far in fiscal 2013.

Conference Call and Webcast Information

GameStop will host its second quarter earnings conference call at 10:00 a.m. CDT on Aug. 22, 2013. The phone number for the call is 800-500-0311 and the pass code is 5619731. The call can also be accessed at GameStop Corp.’s investor relations website at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s investor website.

About GameStop

GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is the world's largest multichannel video game retailer. GameStop’s global retail network and family of brands include 6,505 company-operated stores in 15 countries and www.GameStop.com. The network also includes: www.Kongregate.com, a leading browser-based game site; Game Informer® magazine, the leading multi-platform video game publication; Spawn Labs, a streaming technology company; a digital PC game distribution platform available at www.GameStop.com/pc; and an online consumer electronics trade-in platform available at www.BuyMyTronics.com.

General information on GameStop Corp. can be obtained at the company's corporate website. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the third quarter and fiscal 2013, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release of video game titles for current generation consoles; the launch of next generation consoles, consumer demand for and features of such consoles; the cyclical nature of the video game industry; the risks associated with expanded international operations and the integration of acquisitions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended Feb. 2, 2013 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks	13 weeks
	ended	ended
	August 3, 2013	July 28, 2012

Net sales	$1,383.7	$1,550.2
Cost of sales	902.3	1,030.9

Gross profit	481.4	519.3

Selling, general and administrative
expenses	421.6	440.9
Depreciation and amortization	41.0	43.9

Operating earnings	18.8	34.5

Interest expense, net	1.3	0.9

Earnings before income tax expense	17.5	33.6

Income tax expense	7.0	12.6

Consolidated net income	10.5	21.0
Net loss attributable to noncontrolling interests	0.0	0.0
Consolidated net income attributable to GameStop Corp.	$10.5	$21.0

Net income per common share:
Basic[1]	$0.09	$0.16
Diluted[1]	$0.09	$0.16

Dividends per common share	$0.275	$0.15

Weighted average common shares
outstanding:
Basic	117.9	128.7
Diluted	119.2	129.1

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	65.2%	66.5%

Gross profit	34.8%	33.5%

Selling, general and administrative	30.5%	28.4%
expenses
Depreciation and amortization	2.9%	2.8%

Operating earnings	1.4%	2.3%

Interest expense, net	0.1%	0.1%

Earnings before income tax expense	1.3%	2.2%

Income tax expense	0.5%	0.8%
Consolidated net income	0.8%	1.4%

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income attributable to GameStop Corp.	0.8%	1.4%

1 Basic net income per share and diluted net income per share are calculated based on consolidated net income attributable to GameStop Corp.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	26 weeks	26 weeks
	ended	ended
	August 3, 2013	July 28, 2012

Net sales	$3,249.0	$3,552.4
Cost of sales	2,189.3	2,433.2

Gross profit	1,059.7	1,119.2

Selling, general and administrative
expenses	870.8	881.3
Depreciation and amortization	82.9	88.4

Operating earnings	106.0	149.5

Interest expense, net	2.2	1.3

Earnings before income tax expense	103.8	148.2

Income tax expense	38.7	54.8

Consolidated net income	65.1	93.4
Net loss attributable to noncontrolling interests	0.0	0.1
Consolidated net income attributable to GameStop Corp.	$65.1	$93.5

Net income per common share:
Basic[1]	$0.55	$0.71
Diluted[1]	$0.55	$0.71

Dividends per common share:	$0.55	$0.30

Weighted average common shares
outstanding:
Basic	118.1	131.3
Diluted	119.3	132.0

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	67.4%	68.5%

Gross profit	32.6%	31.5%

Selling, general and administrative
expenses	26.8%	24.8%
Depreciation and amortization	2.5%	2.5%

Operating earnings	3.3%	4.2%

Interest expense, net	0.1%	0.0%

Earnings before income tax expense	3.2%	4.2%

Income tax expense	1.2%	1.6%
Consolidated net income	2.0%	2.6%

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income attributable to GameStop Corp.	2.0%	2.6%

1 Basic net income per share and diluted net income per share are calculated based on consolidated net income attributable to GameStop Corp.

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	August 3,	July 28,
	2013	2012
ASSETS:
Current assets:
Cash and cash equivalents	$199.5	$138.7
Receivables, net	55.7	40.2
Merchandise inventories	1,004.4	980.2
Prepaid expenses and other current assets	149.7	177.0
Deferred income taxes	55.2	43.3
Total current assets	1,464.5	1,379.4

Property and equipment:
Land	20.7	22.1
Buildings & leasehold improvements	594.3	594.5
Fixtures and equipment	939.2	889.7
	1,554.2	1,506.3
Less accumulated depreciation and amortization	1,074.8	976.9
Net property and equipment	479.4	529.4

Goodwill	1,365.1	1,981.8
Other noncurrent assets	201.4	241.2
Total assets	$3,510.4	$4,131.8

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$356.8	$462.1
Accrued liabilities	843.1	721.2
Revolver debt outstanding	50.0	0.0
Total current liabilities	1,249.9	1,183.3

Other long-term liabilities	103.8	159.2
Total liabilities	1,353.7	1,342.5

Stockholders' equity	2,156.7	2,789.3

Total liabilities and stockholders' equity	$3,510.4	$4,131.8

Schedule I
GameStop Corp.
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	August 3, 2013		July 28, 2012
		Percent		Percent
	Net Sales	of Total	Net Sales	of Total
Net Sales (in millions):

New video game hardware	$147.8	10.7%	$183.3	11.8%
New video game software	429.8	31.1%	473.8	30.6%
Pre-owned video game products	528.7	38.2%	562.3	36.3%
Other	277.4	20.0%	330.8	21.3%

Total	$1,383.7	100.0%	$1,550.2	100.0%

Schedule II
GameStop Corp.
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	August 3, 2013		July 28, 2012
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$15.5	10.5%	$16.4	8.9%
New video game software	98.9	23.0%	107.7	22.7%
Pre-owned video game products	250.6	47.4%	269.5	47.9%
Other	116.4	42.0%	125.7	38.0%

Total	$481.4	34.8%	$519.3	33.5%

CONTACT:
Matt Hodges
Vice President,
Public and Investor Relations
GameStop Corp.
(817) 424-2130